NATIONAL RV HOLDINGS, INC.




AFTER MARKET RELEASE:                                                 CONTACT:
                                                             Thomas J. Martini
                                                                  800.322.6007
                                                                  cfo@nrvh.com



NYSE ARCA NOTIFIES NATIONAL RV HOLDINGS, INC. OF NONCOMPLIANCE WITH CONTINUED LISTING STANDARDS

PERRIS, Calif., September 26th /PR Newswire/ -- National R.V. Holdings, Inc. (NYSE Arca: NVH) (the "Company") today announced that on September 20, 2007 it was notified by the NYSE Arca, Inc. ("NYSE Arca") that it has fallen below the NYSE Arca's continued listing standard relating to minimum share price and the minimum market value. These NYSE Arca standards require that a listed company's common stock trade at a minimum average closing share price of $1.00 and the market value remain above $5 million for a consecutive 30-day trading period. The NYSE Arca has also presented to the Securities and Exchange Commission for approval a rule proposal to increase the market value standard to $15 million.

In accordance with the continued listing criteria set forth by the NYSE Arca, the Company intends to present materials to the NYSE Arca by early October, demonstrating how it intends to remedy the listing deficiencies. The NYSE Arca will review and evaluate the materials after they are submitted. If the materials are accepted, the Company will have up to six months to comply with the minimum price requirement. If a shareholders approval action is sought then the Company will need to implement this action as soon as possible. There can be no assurances that the NYSE Arca will accept the materials, or if the Company will be able to achieve compliance with the NYSE Arca's continued listing criteria through the implementation of its planned actions.

"National RV Holdings, Inc. has been listed on the New York or affiliated Stock Exchange's for nearly nine years. We are committed to remaining a NYSE-listed company and to offer our stockholders a liquid market for their holdings," commented Dave Humphreys, National RV Holdings' Chief Executive Officer.

About National R.V. Holdings, Inc.

National R.V. Holdings, Inc., through its wholly-owned subsidiary, National RV, Inc., is one of the nation's leading producers of motorized recreational vehicles, often referred to as RVs or motorhomes. From its Perris, California facility, NRV designs, manufactures and markets Class A gas and diesel motorhomes under model names SURF SIDE, SEA BREEZE, DOLPHIN, TROPI-CAL, PACIFICA AND TRADEWINDS. NRV began manufacturing RVs in 1964. Based upon retail registrations for the year ended December 31, 2006, the Company, through its NRV subsidiary, is the seventh largest domestic manufacturer of Class A motorhomes.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the Company's future expectations, performance, plans, and prospects, as well as assumptions about future events. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; the ability of the Company to address the effects caused by fiberglass material supplied by a third party supplier; the ability of the Company's new and redesigned product introductions to achieve market acceptance; the ability of the Company to obtain long-term debt financing; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting; any failure to implement required new or improved internal controls; the Company's ability to maintain its stock exchange listing; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's Form 10-K and other filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


Contact:
Thomas J Martini
800.322.6007
cfo@nrvh.com


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Source: National R.V. Holdings, Inc.